Exhibit 99.1
PRESS RELEASE FOR IMMEDIATE RELEASE
BUTLER NATIONAL CORPORATION ANNOUNCES $10 MILLION INCREASE IN STOCK REPURCHASE PROGRAM
New Century, Kansas, October 7, 2026 - Butler National Corporation (OTCQX: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, today announced that its Board of Directors has authorized a $10 million increase in the Company’s existing common stock repurchase program, bringing the total available authorization to approximately $11.9 million. The Board also extended the stock repurchase program through April 30, 2029.

The Board's decision to increase the authorization reflects its continued evaluation of the Company's capital allocation priorities and its belief that share repurchases can represent an attractive use of capital when balanced against the Company’s ongoing investments in organic growth and other strategic opportunities. The size of the increased authorization was determined after considering the Company’s current financial position, expected capital requirements and opportunities to invest in the continued growth of its businesses. The increased authorization provides the Company with additional flexibility to repurchase shares when the Board and management believe market conditions make doing so advantageous to long-term shareholders.

The Company has repurchased approximately 300,000 of its outstanding shares of common stock since April 30, 2026. The average price paid per share repurchased since April 30, 2026 was $4.16.

“The Butler National Board of Directors continues to view stock repurchases as an important component of our capital allocation strategy,” commented Jeffrey D. Yowell, Executive Chairman. “We believe the increased authorization provides us with additional flexibility to return capital to shareholders when market conditions make repurchases attractive, while continuing to invest in the long-term growth of our businesses. This action reflects our confidence in Butler National's long-term prospects and our commitment to creating shareholder value.”

Under the program, Butler National Corporation intends to repurchase shares of its common stock in open market and privately negotiated transactions in accordance with applicable federal securities laws. The timing, number and value of shares repurchased under the program will be determined by management in its discretion and will depend on a number of factors, including the price of the common stock, general market and economic conditions and applicable legal requirements. The stock repurchase program does not require the Company to acquire any dollar amount or number of shares of common stock and may be modified, suspended, extended or terminated by the Company’s Board of Directors at any time without prior notice.

About Butler National Corporation

Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes the design, manufacture, sale and service of structural modifications, design, integration and installation of electronic equipment, systems and technologies that enhance aircraft operations, and the design, manufacture and sale of defense related articles. Additionally, Butler National Corporation operates FAA Repair Stations. Companies in Aerospace Products concentrate on products and services for Learjet, Challenger, Textron Beechcraft King Air, and Cessna turboprop aircraft. Butler National-Tempe designs and manufactures robust electronic controls and cabling. The Professional Services segment includes the management of a gaming, dining and entertainment facility in Dodge City, Kansas. Boot Hill Casino and Resort features approximately 500 slot machines, 15 table games and a DraftKings branded sportsbook.

See our website: www.butlernational.com

Forward-Looking Information

Statements made in this press release, reports and proxy statements filed with the Securities and Exchange Commission (the “SEC”), communications to stockholders, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company’s or management’s intentions, plans, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intend,” “continue,” “believe,” “may,” “expect,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences, many of which are outside of the Company’s control, include, but are not limited to: (i) customer concentration risk; (ii) dependence on government spending; (iii) government shutdown; (iv) industry specific business cycles; (v) regulatory hurdles in the launch of new products; (vi) loss of key personnel, including executive officers; (vii) the geographic location of our casino; (viii) fixed-price contracts; (ix) international sales; (x) changing U.S. trade policy and impacts of tariffs; (xi) need to acquire hangar space for substantial growth; (xii) future acquisitions; (xiii) supply chain and labor issues; (xiv) customer demand; (xv) insurance costs and insufficient insurance for aircraft modifications; (xvi) cyber security threats; (xvii) fraud, theft and cheating at our casino; (xviii) dependence on third-party platforms to offer sports wagering; (xix) outside factors influence the profitability of sports wagering and legacy gaming; (xx) change of control restrictions; (xxi) significant and expensive governmental regulation across our industries; (xxii) U.S. Government action with respect to contracts; (xxiii) failure by the Company or its stockholders to maintain applicable gaming licenses; (xxiv) evolving political and legislative initiatives in gaming; (xxv) extensive and increasing taxation of gaming revenues; (xxvi) changes in regulations of financial reporting; (xxvii) the availability of financing; (xxviii) potential impairment losses; (xxix) marketability restrictions of our common stock; (xxx) the possibility of a reverse-stock split; (xxxi) market competition by larger competitors; (xxxii) acts of terrorism and war; (xxxiii) climate change, inclement weather and natural disasters; (xxxiv) rising inflation; (xxxv) failure of risk management; (xxxvi) effectiveness of internal controls; and (xxxvii) other factors discussed in Item 1A of the Company’s Annual Report on Form 10-K and other filings the Company makes with the SEC from time to time.

The forward-looking statements contained herein speak only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.
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David Drewitz, Investor Relations
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